                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-62330

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 15, 2001)


                       BOTTOMLINE TECHNOLOGIES (de), INC.

                         945,280 SHARES OF COMMON STOCK

                              ---------------------

         The information in this prospectus supplement concerning the selling stockholders supplements the statements set forth under the caption "Selling Stockholders" in the prospectus. This prospectus supplement should be read in conjunction with the prospectus, which is required to be delivered with this prospectus supplement.

                              ---------------------

         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 1 of the prospectus.

                              ---------------------

         Neither the Securities and Exchange COmmission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                              ---------------------

                              SELLING STOCKHOLDERS

         The shares of common stock covered by this prospectus consist of 945,280 shares of common stock issued in connection with our acquisition of Bottomline Technologies Limited on August 28, 2000, including shares of common stock issued upon the retirement of promissory notes issued in such acquisition.

         The following table sets forth the number of shares beneficially owned by the selling stockholders. Beneficial ownership is calculated based on requirements of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Peter Fortune is President of our wholly-owned subsidiary Bottomline Technologies Europe Limited, a company incorporated in England and Wales. Stephen Cutler is Finance Director of Bottomline Technologies Europe Limited. Aside from these relationships, and the relationships set forth in the table below, the selling stockholders have not had a material relationship with Bottomline within the past three years other than as a result of the ownership of the shares described in the table below. No estimate can be given as to the amount of shares covered by this prospectus that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

                                                                Number of
                                                                 Shares
                                                              Beneficially
                                                            Owned Including       Percent of        Number of
                                                                 Shares           Outstanding        Shares           Percent of
                                         Number of Shares      Registered      Shares of Common   Beneficially    Outstanding Shares
                                          Registered for      Hereby, as of     Stock as of May    Owned After     of Common Stock
      Name of Selling Stockholder         Sale Hereby (1)   May 21, 2001 (2)     21, 2001 (%)      Offering (2)   After Offering (%)
-------------------------------------   -----------------  ------------------  -----------------  -------------  -------------------
Andrew Colin McCallum ***                      73,748           181,964(3)             1.4          98,320(10)           *

Catherine McCallum +                            5,496           181,964(3)             1.4          98,320(10)           *

Danielle McCallum +                               880           181,964(3)             1.4          98,320(10)           *

Oliver Glenn **+                                  880           181,964(3)             1.4          98,320(10)           *

Andrew Colin McCallum                             880           181,964(3)             1.4          98,320(10)           *
and Catherine McCallum as
Trustees of Charlotte McCallum ++

Andrew Colin McCallum and                         880           181,964(3)             1.4          98,320(10)           *
Catherine McCallum as
Trustees of Ashleigh Glenn ++

Richard McCallum +                                880           181,964(3)             1.4          98,320(10)           *

Christopher Wilson Peck ***+++                 13,136            35,510(4)             *            19,076(11)           *

Tracy Jane Peck ***+                            3,298            35,510(4)             *            19,076(11)           *

Rowan Nominees Limited                        570,564         1,515,174(5)            11.6         900,915(12)           6.9
c/o Mercury Asset Management
Limited

Rowan Nominees Limited                         43,695         1,515,174(5)            11.6         900,915(12)           6.9
a/c RR c/o Mercury Asset Management
Limited

Genesis International Limited                  42,635            42,635                *                 0               *

Peter Kenneth Rooke ***                        56,215           154,470(6)             1.1          84,014(13)           *

Pamela Rooke ***+                               7,119           154,470(6)             1.1          84,014(13)           *

Peter Kenneth Rooke and                         2,374           154,470(6)             1.1          84,014(13)           *
Pamela Rooke as Trustees of
Thomas Penn Rooke ++

Simon Thomas Peter Rooke +                      2,374           154,470(6)             1.1          84,014(13)           *

James Daniel Wood +                             2,374           154,470(6)             1.1          84,014(13)           *

Peter Stanley Fortune +++***                   23,094            68,206(7)             *            38,150(14)           *

Joanne Barbara Fortune +                        5,496            68,206(7)             *            38,150(14)           *

Peter Stanley Fortune and                         733            68,206(7)             *            38,150(14)           *
Joanne Barbara Fortune as
Trustees of Harriet Joanne Louise

                                                               Number of
                                                                 Shares
                                                              Beneficially
                                                             Owned Including      Percent of        Number of
                                                                 Shares           Outstanding         Shares           Percent of
                                         Number of Shares      Registered      Shares of Common    Beneficially   Outstanding Shares
                                          Registered for      Hereby, as of     Stock as of May    Owned After     of Common Stock
      Name of Selling Stockholder         Sale Hereby (1)   May 21, 2001 (2)      21, 2001 (%)     Offering (2)   After Offering (%)
-------------------------------------   -----------------  ------------------  -----------------  -------------  -------------------
Peter Stanley Fortune and                         733            68,206(7)             *            38,150(14)           *
Joanne Barbara Fortune as
Trustees of James Peter Matthew
Fortune ++

Stephen Joseph Cutler ***+++                    9,892            27,496(8)             *            14,306(15)           *

Kathryn Elizabeth Cutler +                      3,298            27,496(8)             *            14,306(15)           *

John A. Clarke ***                             13,189            27,496                *            14,307               *

John Christopher Shore ***                      3,430             7,149                *             3,719               *

Sharon Taylor **                                2,111             4,400                *             2,289               *

Kevin Michael Hart **                           2,111             4,400                *             2,289               *

Paul John Fannon **+++                          3,369            12,714(9)             *             7,058(16)           *

Timothy Roger John Miller **                    2,111             4,400                *             2,289               *

Simon Turley **                                 2,111             4,400                *             2,289               *

Stewart James Miller **                         2,111             4,400                *             2,289               *

Nigel Kevin Savory **+++                        5,915            12,973                *             7,058               *

David Graham Campion **                           880             1,833                *               953               *

Martin John Weller **                             880             1,833                *               953               *

Simon Morton **                                   880             1,833                *               953               *

Ian George Whitney **                             616             1,283                *               667               *

Simon David Josephs **                            616             1,283                *               667               *

Robert Bailey **                                  616             1,283                *               667               *

Edward Charles Adshead-Grant **                   880             1,833                *               953               *

Paul Lee Simpson **                               616             1,283                *               667               *

Ian Frank Armstrong **                            616             1,283                *               667               *

Simon John Huntley **                             616             1,283                *               667               *

Keith William Adams **                            532             1,107                *               575               *

Margaret Luzanycia **                           1,591             3,315                *             1,724               *

Steven Andrew Crosson-Smith **                    659             1,533                *               874               *

Michael Hassan **                                 704             1,467                *               763               *

Sally Joy Bailey **                               147               306                *               159               *

Alistair Ian McQuade **                           616             1,283                *               667               *

                                                               Number of
                                                                 Shares
                                                              Beneficially
                                                             Owned Including      Percent of        Number of
                                                                 Shares           Outstanding        Shares           Percent of
                                         Number of Shares      Registered      Shares of Common   Beneficially    Outstanding Shares
                                          Registered for      Hereby, as of     Stock as of May    Owned After     of Common Stock
   Name of Selling Stockholder            Sale Hereby (1)   May 21, 2001 (2)     21, 2001 (%)     Offering (2)    After Offering (%)
---------------------------------        -----------------  ----------------   ----------------   ------------    ------------------
Paul Christopher Gordon **                        147               306                *               159               *

Simon Collinson **                                616             1,283                *               667               *

Alister James Humphreys **                        616             1,283                *               667               *

Edward Pryor **                                   147               306                *               159               *

Richard James Harris **                           616             1,283                *               667               *

Peter John Dale **                                147               306                *               159               *

Anthony Steven White **                           367             2,194                *             1,827               *

Ian Raymond Wheeler **                            616             1,283                *               667               *

Nathan Jackson **                                 184               382                *               198               *

Richard Alan Dewar **                             184               382                *               198               *

Ryan Jackson **                                   184               382                *               198               *

Douglas Wilkinson **                              440               917                *               477               *

Lisa Kathryn Jackson **                           184               382                *               198               *

Paul Candahar Nott **                             147               305                *               158               *

Ian Grenville Jones **                            147               305                *               158               *

Andrew Peter Ryan **                              147               305                *               158               *

Philip Taylor **                                  440               917                *               477               *

Patrick Lawrence Reeves **                        147               305                *               158               *

Peter Michael Phillips **                         147               305                *               158               *

Richard Gordon Machin **                          147               305                *               158               *

David Charles Jewell **                           367               764                *               397               *

Richard David Hatton **                           147               306                *               159               *

Michelle Lees **                                   92               191                *                99               *

Julie Mary McGuire **                             147               306                *               159               *

Kerry Elizabeth Jones **                          147               306                *               159               *

Candace Melanie Pridgeon **                       147               306                *               159               *

Ceri Elizabeth Hancox **                           92               191                *                99               *

Zoe Ann Kirby **                                   92               191                *                99               *

Carlos Hugh Esperanca **                          110               230                *               120               *

Clive Kenneth Griffiths **                        110             1,380                *             1,270               *

                                                             Number of
                                                               Shares
                                                            Beneficially
                                                           Owned Including      Percent of        Number of
                                                               Shares           Outstanding        Shares           Percent of
                                       Number of Shares      Registered      Shares of Common   Beneficially    Outstanding Shares
                                        Registered for      Hereby, as of     Stock as of May    Owned After     of Common Stock
   Name of Selling Stockholder          Sale Hereby (1)   May 21, 2001 (2)     21, 2001 (%)     Offering (2)    After Offering (%)
--------------------------------       -----------------  ----------------   -----------------  ------------    ------------------
Mark John Overton **                            110               230                *               120               *

Andrew Tather **                                110               730                *               620               *

Richard Alan Baldock **                         110               230                *               120               *

Tim Ager **                                      92               191                *                99               *

Philip David Charnick **                        147               306                *               159               *

Benjamin Toby Clacy **                           92               191                *                99               *

Elaine Duncan **                                147               306                *               159               *

Harvey Durrant **                               147               306                *               159               *

Janet Edwina Mary Hester **                     147               306                *               159               *

Wayne Jones **                                  147               306                *               159               *

James Richard Malyon **                         512             1,117                *               605               *

Alexis McArdle **                               147               306                *               159               *

Richard Anthony Parry **                        278               675                *               397               *

Gareth Rory Priest **                           616             1,283                *               667               *

Andrew James Scarborough **                      92               191                *                99               *

Matthew Andrew Shaw **                           92               191                *                99               *

Anthony James Skinner **                        440               917                *               477               *

Christopher John Conway **                   13,189            27,496                *            14,307               *

Wendy Crosson Smith *+                          440               917                *               477               *

Anna Elizabeth Webb **                          120               248                *               128               *

Vanda Jane Fannon **+                         2,287            12,714(9)             *             7,058(16)           *

-----------------------------

*    Less than one percent.
** Employed by Bottomline Technologies Europe Limited either currently or within the past three years.
*** Former director of Bottomline Technologies Limited or one of its subsidiaries and employed by Bottomline Technologies Limited either currently or within the past three years.
+ Immediate family member of individual(s) employed by Bottomline Technologies Europe Limited either currently or within the past three years.
++ Trustee has been employed by Bottomline Technologies Europe Limited within the past three years.
+++ Current director of Bottomline Technologies Limited or one of its subsidiaries.
(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock split, stock dividend or similar transaction.

(2) Includes 100,000 shares of common stock issuable pursuant to common stock purchase warrants that are currently exercisable.
(3) Includes (a) 161,342 shares held by Andrew Colin McCallum, (b) 11,457 shares held by Catherine McCallum, (c) 1,833 shares held by Danielle McCallum, (d) 1,833 shares held by Oliver Glenn, (e) 1,833 shares held by Andrew Colin McCallum and Catherine McCallum as Trustees of Charlotte McCallum, (f) 1,833 shares held by Andrew Colin McCallum and Catherine McCallum as Trustees of Ashleigh Glenn and (g) 1,833 shares held by Richard McCallum. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(4) Includes (a) 28,636 shares held by Christopher Wilson Peck and (b) 6,874 shares held by Tracy Jane Peck. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(5) Includes (a) 1,409,929 shares held by Rowan Nominees Limited c/o Mercury Asset Management Limited and (b) 105,245 shares held by Rowan Nominees Limited a/c RR c/o Mercury Asset Management Limited. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(6) Includes (a) 124,788 shares held by Peter Kenneth Rooke, (b) 14,840 shares held by Pamela Rooke, (c) 4,948 shares held by Peter Kenneth Rooke and Pamela Rooke as Trustees of Thomas Penn Rooke, (d) 4,947 shares held by Simon Thomas Peter Rooke and (e) 4,947 shares held by James Daniel Wood. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(7) Includes (a) 53,695 shares held by Peter Stanley Fortune, (b) 11,457 shares held by Joanne Barbara Fortune, (c) 1,527 shares held by Peter Stanley Fortune and Joanne Barbara Fortune as Trustees of Harriet Joanne Louise Fortune and (d) 1,527 shares held by Peter Stanley Fortune and Joanne Barbara Fortune as Trustees of James Peter Matthew Fortune. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(8) Includes (a) 20,622 shares held by Stephen Joseph Cutler and (b) 6,874 shares held by Kathryn Elizabeth Cutler. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(9) Includes (a) 7,947 shares held by Paul John Fannon and (b) 4,767 held by Vanda Jane Fannon.
(10) Includes (a) 87,594 shares held by Andrew Colin McCallum, (b) 5,961 shares held by Catherine McCallum, (c) 953 shares held by Danielle McCallum, (d) 953 shares held by Oliver Glenn, (e) 953 shares held by Andrew Colin McCallum and Catherine McCallum as Trustees of Charlotte McCallum, (f) 953 shares held by Andrew Colin McCallum and Catherine McCallum as Trustees of Ashleigh Glenn and (g) 953 shares held by Richard McCallum. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(11) Includes (a) 15,500 shares held by Christopher Wilson Peck and (b) 3,576 shares held by Tracy Jane Peck. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(12) Includes (a) 839,365 shares held by Rowan Nominees Limited c/o Mercury Asset Management Limited and (b) 61,550 shares held by Rowan Nominees Limited a/c RR c/o Mercury Asset Management Limited. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(13) Includes (a) 68,573 shares held by Peter Kenneth Rooke, (b) 7,721 shares held by Pamela Rooke, (c) 2,574 shares held by Peter Kenneth Rooke and Pamela Rooke as Trustees of Thomas Penn Rooke, (d) 2,573 shares held by Simon Thomas Peter Rooke and (e) 2,573 shares held by James Daniel Wood. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).
(14) Includes (a) 30,601 shares held by Peter Stanley Fortune, (b) 5,961 shares held by Joanne Barbara Fortune, (c) 794 shares held by Peter Stanley Fortune and Joanne Barbara Fortune as Trustees of Harriet Joanne Louise Fortune and (d) 794 shares held by Peter Stanley Fortune and Joanne Barbara Fortune as Trustees of James Peter Matthew Fortune. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder (other than any shares held by the selling shareholder as trustee).

(15) Includes (a) 10,730 shares held by Stephen Joseph Cutler and (b) 3,576 shares held by Kathryn Elizabeth Cutler. The selling stockholder disclaims beneficial ownership of such shares other than those held by the selling stockholder.
(16) Includes (a) 4,578 shares held by Paul John Fannon and (b) 2,480 shares held by Vanda Jane Fannon.

           The date of this Prospectus Supplement is December 6, 2002